Exhibit 10.1

OCCUPANCY AGREEMENT

      This AGREEMENT (the “Agreement”), effective as of January 1, 2009 (the “Effective Date”), between 24Holdings Inc. (the “Corporation”), a corporation organized under the laws of the State of Delaware and Kirk M. Warshaw, LLC (the "LLC"), a limited liability company organized under the laws of the State of New Jersey.

     WHEREAS, the Corporation’s principal offices are located at 47 School Avenue, Chatham, New Jersey and such premises are owned by the LLC (the “Principal Offices”); and

     WHEREAS, the Corporation and the LLC wishes to enter into an agreement for use and occupancy of the Principal Offices and certain administrative services;

     NOW, THEREFORE, for good and valuable consideration, it is agreed that:

     Effective as of the Effective Date, the Corporation hereby agrees that it shall pay to the LLC a quarterly occupancy and administrative services fee in the amount of U.S. five hundred dollars ($500) on each of January 1, April 1, July 1 and October 1 until such time as this Agreement is terminated by written notice of either party.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement effective as of the Effective Date on January 29, 2009.

24HOLDINGS INC., a Delaware corporation

By:	/s/ Arnold P. Kling
Name: Arnold P. Kling
Title: President

Kirk M. Warshaw, LLC., a New Jersey limited liability company

By:	/s/ Kirk Warshaw
Name: Kirk Warshaw
Title: Managing Member